EXHIBIT 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of Teekay Offshore Partners L.P.:

(1)	No. 333-147682 on form S-8 pertaining to the Teekay Offshore Partners L.P. 2006 Long-Term Incentive Plan;

(2)	No. 333-174221 on form F-3 and related prospectus and for the registration of up to $750,000,000 of its common units representing limited partnership units;

(3)	No. 333-175685 on form F-3 and related prospectus for the registration of 713,226 common units;

(4)	No. 333-178620 on form F-3 and related prospectus for the registration of 7,122,974 common units.

of our reports dated April 23, 2012, with respect to the consolidated financial statements of Teekay Offshore Partners L.P. and subsidiaries, and the effectiveness of internal control over financial reporting of Teekay Offshore Partners L.P. and subsidiaries, included in this Annual Report (Form 20-F) for the year ended December 31, 2011.

Vancouver, Canada	/s/ KPMG LLP
April 23, 2012	Chartered Accountants